Exhibit 1.1

20,000,000 UNITS

SHERMEN WSC ACQUISITION CORP.

UNDERWRITING AGREEMENT

                         , 2007

CIBC World Markets Corp.
CRT Capital Group LLC
as Representatives of the several
Underwriters

c/o _________________
[                                     ]
[                                     ]

Ladies and Gentlemen:

The undersigned, Shermen WSC Acquisition Corp., a Delaware corporation (the “Company”), hereby confirms in this Underwriting Agreement (this “Agreement”) its agreement with CIBC World Markets Corp. ("CIBC") and CRT Capital Group LLC (“CRT”) (CIBC and CRT being referred to herein variously as “you,” or the “Representatives”) and with the other underwriters named on Schedule I hereto for which CIBC and CRT are acting as Representatives (the Representatives and the other Underwriters being collectively called the “Underwriters” or individually, an “Underwriter”) as follows:

1.                                       Purchase and Sale of Securities.

1.1.                              Firm Securities.

1.1.1.                     Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, and the Underwriters agree to purchase from the Company an aggregate of 20,000,000 units (the “Firm Units”) of the Company, at a purchase price (net of all discounts and commissions other than the Deferred Discount (as defined in Section 1.1.3 hereof)) of (A) $5.79 per Firm Unit (the “Initial Purchase Price”) less (B) the Deferred Discount, if any. As adjusted for the payment, if any, to the Underwriters of the Deferred Discount pursuant to Section 1.1.3 hereof, the purchase price will be no less than $5.58 per Firm Unit. The Firm Units are to be offered initially to the public (“Offering”) at the offering price of $6.00 per Firm Unit. Each Firm Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and two warrants (“Warrants”). The shares of Common Stock and the Warrants included in the Firm Units will be separately transferable as promptly as practicable following the consummation of the Offering, but in no event later than 65 days following the consummation of the Offering; provided, however, that in no event will separate trading begin before an audited balance sheet has been prepared reflecting receipt by the Company of the proceeds of the Offering and the Company has filed with the Securities and Exchange Commission (the “Commission”) under cover of a Current Report on Form 8-K which includes such audited balance sheet. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $5.00 during the period commencing on the later of the consummation by the Company of its initial “Business Combination” or one year from the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) and terminating on the four-year anniversary of the Effective Date, or earlier upon redemption. “Business Combination” shall mean the acquisition by the Company of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating company in the agriculture industry (as described more fully in the Registration Statement).

1.1.2.                     Payment and Delivery. Delivery and payment for the Firm Units shall be made at 1:00 P.M., New York time, on the third business day following the date of this Agreement (or the fourth business day following the date of this Agreement, if this Agreement is executed after 4:30 p.m.,

New York time) or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of the Representatives or at such other place as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.”  Payment for the Firm Units shall be made by the Underwriters on the Closing Date by wire transfer in immediately available Federal funds of $115,800,000, representing the aggregate purchase price for the Firm Units based on the Initial Purchase Price, payable as follows: $115,150,000 shall be paid by the Underwriters to the trust account established by the Company as described in the Registration Statement (“Trust Account”) pursuant to the terms of the Trust Agreement (as defined below in Section 2.10.3 hereof), and $650,000, less the amount owed by the Company to the Underwriters for all expenses incident to the performance of the obligations of the Company under this Agreement as set forth in Section 3.8 hereof, shall be paid to the order of the Company to a bank account established by the Company, against delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriters to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriters for all the Firm Units.

1.1.3.                     Deferred Compensation. Upon the consummation, if any, of the initial Business Combination the Company will pay to the Underwriters a deferred discount (the “Deferred Discount”) in an amount equal to (A) 3.5% of the gross proceeds (before giving effect to any discounts or commissions) received by the Company from the sale of the Units (as defined in Section 1.2.1 hereof) less (B) $0.21 per share of Common Stock converted to cash in connection with the initial Business Combination. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Underwriters and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares (as defined in Section 6.7 hereof). In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

1.2.                              Over-Allotment Option.

1.2.1.                     Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted an option to purchase up to an additional 3,000,000 units from the Company (“Over-Allotment Option”). Such additional 3,000,000 units are hereinafter referred to as “Option Units.”  Each Option Unit shall be identical to a Firm Unit. The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.”  The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2.                     Exercise of Option. Subject to Section 1.2.4 hereof, the Over-Allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representatives as to all or any part of the Option Units within 45 days after the Effective Date unless sooner terminated pursuant to Section 1.2.5 hereof. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-Allotment Option. The Over-Allotment Option granted hereby may be exercised in whole at any time, or in part from time to time (consistent with Section 1.2.4 hereof) by the giving of oral notice to the Company by the Representatives, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (each such date and time, including, as the case may be, the Closing Date, is referred to herein as the “Option Closing Date”), which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of one of the Representatives or at such other place as shall be agreed upon by the Company and Representatives. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3.                     Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in immediately available Federal funds representing the purchase price for the Option Units, based on the Initial Purchase Price, to the Trust Account, against delivery to the Underwriters of certificates (in form and substance satisfactory to the Representatives) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Underwriters request not less than two full business days prior to the Option Closing Date and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Option Closing Date.

1.2.4.                     Option Closing Dates. Notwithstanding anything to the contrary contained herein, there shall be no more than five Option Closing Dates after the Closing Date. The Over-Allotment Option shall automatically expire, and the Company shall have no further obligation to convey to the Underwriters any Option Units, after payment and delivery for any Option Units on the fifth Option Closing Date following the Closing Date.

1.2.5.                     Termination of Option. If the Underwriters provide notice in writing to the Company that they are terminating the Over-Allotment Option, then the Over-Allotment Option shall immediately terminate and the Company shall have no further obligation to convey to the Underwriters any Option Units for which it has not yet received notice of exercise.

1.3.                              Representatives’ Purchase Option.

1.3.1.                     Purchase Option. The Company hereby agrees to issue and sell to the Representatives (and/or their respective designees) on the Effective Date, for an aggregate purchase price of $100, an option (the “Representatives’ Purchase Option”) for the purchase of up to an aggregate of 700,000 units (“Representatives’ Units”). The Representatives’ Purchase Option, the Representatives’ Units, the Warrants included in the Representatives’ Units (“Representatives’ Warrants”) and the Common Stock issuable upon exercise of the Representatives’ Warrants are hereinafter referred to collectively as the “Representatives’ Securities.”  The Public Securities, the Representatives’ Securities and the Founder Warrants (as defined in Section 2.8.3 hereof) are hereinafter referred to collectively as the “Securities.”

2.                                       Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1.                              Filing of the Registration Statement.

2.1.1.                     Pursuant to the Securities Act. The Company has filed with the Commission on Form S-1 (File No. 333-133869) a registration statement and amendments thereto, including a prospectus, relating to the Offering, which registration statement and amendments have been prepared by the

Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (“Regulations”) of the Commission under the Securities Act. The registration statement as amended at the time it becomes effective, including the information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Firm Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, “Time of Sale” means [         ] p.m., New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a preliminary prospectus, dated [                        ], 2007, for distribution by the Underwriters (the “Preliminary Prospectus”). If, subsequent to the date of this Agreement, the Company or the Underwriters have determined that the Preliminary Prospectus included an untrue statement of a material fact or omitted a statement of material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and has agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2.                     Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number [                       ]) providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Securities. The registration of the Securities under the Exchange Act is effective as of the date hereof.

2.2.                              No Stop Orders, Etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus, or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3.                              Disclosures in the Registration Statement.

2.3.1.                     10b-5 Representation. The Registration Statement has been declared effective by the Commission on the date hereof. At the time the Registration Statement became effective and at the Closing Date and the Option Closing Date, if any, the Registration Statement contains or will contain, as applicable, and the Prospectus when first filed with the Commission and at the Option Closing Date, if any, will contain, all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations, and conforms or will conform, as applicable, to the requirements of the Securities Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Preliminary Prospectus, at the Time of Sale, and the Prospectus, when first filed with the Commission and at the Closing Date and the Option Closing Date, if any, complied or will comply, as applicable, in all material respects with the applicable provisions of the Securities Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No statement of material fact included in the Prospectus has been omitted from the Preliminary Prospectus or the Registration Statement and no

statement of material fact included in the Preliminary Prospectus or the Registration Statement that is required to be included in the Prospectus has been omitted therefrom. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Prospectus, the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate (in accordance with the methodologies used to derive such statistical and market-related data set forth in the underlying source material) in all material respects.

2.3.2.                     Disclosure of Agreements. The agreements and documents described in the Preliminary Prospectus, the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Preliminary Prospectus, the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Preliminary Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the best of the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3.                     Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the formation of the Company, except as disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus.

2.4.                              Changes After Dates in Registration Statement.

2.4.1.                     No Material Adverse Change. Since the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus, and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2.                     Recent Securities Transactions. Subsequent to the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5.                              Independent Accountants. Rothstein Kass & Company PC (“Rothstein Kass”), whose report is filed with the Commission as part of the Preliminary Prospectus, the Registration Statement and the Prospectus, are independent accountants as required by the Securities Act and the Regulations. Rothstein Kass has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6.                              Financial Statements. The financial statements, including the notes thereto included in the Preliminary Prospectus, the Registration Statement and the Prospectus, fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved. The Preliminary Prospectus, the Registration Statement and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7.                              Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Preliminary Prospectus, the Registration Statement and the Prospectus duly authorized, issued and outstanding capital stock as set forth under the captions “Capitalization” and “Description of Securities” in the Preliminary Prospectus, the Registration Statement and the Prospectus. Based on the assumptions stated in the Preliminary Prospectus, the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein under the captions “Capitalization” and “Description of Securities”. Except as set forth in, or contemplated by, the Preliminary Prospectus, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock or any security convertible into shares of Common Stock, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8.                              Valid Issuance of Securities; Etc.

2.8.1.                     Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock conforms to all statements relating thereto contained in the Preliminary Prospectus, the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.8.2.                     Securities Sold Pursuant to this Agreement.

(i)                                     The Common Stock included in the Units has been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable;

(ii)                                  The Common Stock included in the Representatives’ Units has been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor pursuant to the terms of the Representatives’ Purchase Option, will be validly issued, fully paid and non-assessable;

(iii)                               The shares of Common Stock issuable upon exercise of the Warrants and the Representatives’ Warrants have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement (as defined in Section 2.10.2 hereof) or the Representatives’ Warrants and the Warrant Agreement, as the case may be, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken;

(iv)                              The Warrants, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Underwriters in accordance with the terms of the Warrant Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(v)                                 The Representatives’ Purchase Option, when executed by the Company, and issued and delivered against payment therefore in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

(vi)                              The Representatives’ Warrants, when executed by the Company and countersigned, and issued and delivered against payment therefor in accordance with the terms of the Representatives’ Purchase Option, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The form of certificate representing the Common Stock filed as an exhibit to the Registration Statement is in due and proper form, satisfying the applicable requirements of the Delaware General Corporation Law. Each of the Securities conforms in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.

2.8.3.                     Securities Sold Pursuant to the Founder Warrant Purchase Agreement. The shares of Common Stock issuable upon exercise of the Warrants (the “Founder Warrants”) purchased pursuant to the Founder Warrant Purchase Agreement (“D&O Purchase Agreement”) have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor pursuant to the terms of the Founders Warrants and the D&O Purchase Agreement will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken. The Founder Warrants, when issued, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The D&O Purchase Agreement when executed by the Company and countersigned, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2.8.4.                     Founder Warrant Purchase. The Company has received $3,050,000 in respect of the sale of the Founder Warrants and the entire proceeds have been deposited in the Trust Account.

2.9.                              Registration Rights of Third Parties. Except as set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.10.                        Validity and Binding Effect of Agreements.

2.10.1.               Underwriting Agreement. This Agreement has been duly executed and validly authorized by the Company and constitutes a valid and binding agreement of the Company.

2.10.2.               Warrant Agreement. The Warrant Agreement with Continental Stock Transfer & Trust Company, substantially in the form filed as Exhibit 4.5 to the Registration Statement (the “Warrant Agreement”), has been duly authorized and validly executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.3.               Trust Agreement. The Investment Management Trust Agreement with Continental Stock Transfer & Trust Company, substantially in the form filed as Exhibit 10.10 to the Registration Statement (the “Trust Agreement”), has been duly authorized and validly executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.4.               Escrow Agreement. The Stock Escrow Agreement with Continental Stock Transfer & Trust Company, substantially in the form filed as Exhibit 10.9 to the Registration Statement (the “Escrow Agreement”), has been duly authorized and validly executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.5.               Transfer Agent Services Agreement. The Transfer Agent and Registrar Agreement with Continental Stock Transfer & Trust Company, substantially in the form filed as Exhibit 10.15 to the Registration Statement (the “Transfer Agent Services Agreement”), has been duly authorized and validly executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.6.               Insider Letters. Those certain letter agreements, each substantially in the form filed as Exhibits 10.1 through 10.8 to the Registration Statement, pursuant to which each of the Initial Stockholders (as defined in Section 2.14 hereof), agrees to certain matters, including but not limited to certain matters described as being agreed to by them under the “Proposed Business” section of the Prospectus (“Insider Letters”), have been duly authorized and validly executed by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.7.               Representatives’ Purchase Option. The Representatives’ Purchase Option has been duly authorized and validly executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.8.               Founder Warrant Agreement. The Founder Warrant Agreement with Continental Stock Transfer & Trust Company, substantially in the form filed as Exhibit 4.6 to the Registration Statement (the “Founder Warrant Agreement”), has been duly authorized and validly executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.9.               D&O Purchase Agreement. The D&O Purchase Agreement, substantially in the form filed as Exhibit 10.13 to the Registration Statement, pursuant to which Sherman WSC Holding LLC has purchased an aggregate of 4,357,143 Founder Warrants in a private placement immediately prior to the Offering, has been duly authorized and validly executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.10.         Office Services Agreement. The Office Services Agreement with Shermen Capital Partners, LLC (“OIM”), substantially in the form filed as Exhibit 10.14 to the Registration Statement (“Office Services Agreement”), has been duly authorized and validly executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.11.                        No Conflicts, Etc. The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Escrow Agreement, the Transfer Agent Services Agreement, the Insider Letters, the Representatives’ Purchase Option, the D&O Purchase Agreement, the Founder Warrant Agreement and the Office Services Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.10.3 hereof; (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except, in the case of clauses (i) and (iii), to the extent that such breach, violation or conflict could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company.

2.12.                        No Defaults; No Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Amended and Restated Certificate of Incorporation or its Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13.                        Corporate Power; Licenses; Ownership.

2.13.1.               Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business and to consummate a Business Combination as described in the Preliminary Prospectus, the Registration Statement and the Prospectus.

2.13.2.               Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representatives’ Purchase Option, the Trust Agreement, the Insider Letters, the D&O Purchase Agreement, the Office Services Agreement and the Escrow Agreement and as contemplated by the Preliminary Prospectus, Registration Statement and the Prospectus, except with respect to applicable federal and state securities laws.

2.13.3.               Ownership. Except as set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, the Company owns or has valid leasehold interests in all material properties and assets required for the operation of its business as now conducted or as presently proposed to be conducted, including those described in the Preliminary Prospectus, the Registration Statement and the Prospectus as being owned by it; and the Company has good and marketable title to all properties and assets owned by it in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by the Company. All real property leases to which the Company is a party are valid, subsisting and, to the knowledge of the Company, enforceable by the Company, in each case with no exceptions that would materially interfere with the use made or to be made thereof by the Company and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. The Company owns or possesses, or can acquire on a timely basis and on commercially reasonable terms, all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property necessary for the Company’s business as currently proposed to be conducted.

2.14.                        D&O Questionnaires. To the best of the Company’s knowledge, all information contained in the director and officer questionnaires and NASD supplemental questionnaires (“Questionnaires”) completed by each of the Company’s stockholders of record immediately prior to the Offering (“Initial Stockholders”) and each of the Company’s officers and directors immediately prior to the Offering (“Officers” and “Directors”, respectively) and provided to the Underwriters as an exhibit to his or her Insider Letter (as defined in Section 2.10.6 hereof) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect.

2.15.                        Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company, which has not been disclosed in the Preliminary Prospectus, the Registration Statement, the Prospectus and the Questionnaires.

2.16.                        Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification.

2.17.                        Transactions Affecting Disclosure to NASD.

2.17.1.               Finder’s Fees. Except as described in the Preliminary Prospectus, the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder, officer or director with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any Initial Stockholder, officer or director that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (“NASD”).

2.17.2.               Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments made or to be made by the Company to the Underwriters as contemplated by the Registration Statement.

2.17.3.               Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Preliminary Prospectus, the Registration Statement and the Prospectus.

2.17.4.               Insiders’ NASD Affiliation. Based on the Questionnaires distributed to such persons, except as set forth on Schedule 2.17.4, no Officer, Director or any beneficial owner of the

Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member.

2.18.                        Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Stockholders, Officers, Directors or any other person acting on behalf of the Company has, directly or indirectly, taken any action that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, having given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Preliminary Prospectus, the Registration Statement and the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has instituted and maintains internal controls and procedures that are sufficient to ensure that the Company complies with, and will continue to comply with, the FCPA.

2.19.                        Officer’s Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20.                        Covenants Not to Compete. Except as set forth in the Prospectus, no Initial Stockholder, employee, Officer or Director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, Officer and/or Director of the Company.

2.21.                        Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Units and the Founder Warrants contemplated hereunder and the application of the net proceeds from such sale as described in the Preliminary Prospectus, the Registration Statement and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

2.22.                        Rule 419 Under the Exchange Act. Upon delivery and payment for the Units on the Closing Date or the Option Closing Date, if any, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

2.23.                        Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.24.                        Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Preliminary Prospectus, the Registration Statement and the Prospectus that have not been described as required.

2.25.                        Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply.

3.                                       Covenants of the Company. The Company covenants and agrees as follows:

3.1.                              Amendments to Registration Statement. The Company will give notice to the Underwriters of its intention to prepare and file, and will deliver to the Underwriters a reasonable amount of time prior to the proposed date of such filing, any amendment or supplement to the Registration Statement or the Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement prior to review by the Underwriters.

3.2.                              Federal Securities Laws.

3.2.1.                     Compliance. During the time when a Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Securities Act) relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

3.2.2.                     Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Underwriters) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.                     Exchange Act Registration. Until the earlier of five years from the Effective Date or the date that the Company is liquidated, the Company (i) will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act and (ii) will not deregister the Units under the Exchange Act without the prior written consent of the Underwriters; provided, however, that the Company may terminate its Exchange Act registration without the prior written consent of the Underwriters in the event that all of the outstanding voting stock of the Company is acquired by a third party.

3.3.                              Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate, provided, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) five years after the Effective Date, (ii) the date on which the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market (or any successor to such entities) and (iii) the date of the liquidation of the Company (the period from the Effective Date to such earliest date, the “Blue Sky Compliance Period”), in each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.4.                              Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriters one original executed Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and original executed consents of all certified experts.

3.5.                              Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its best efforts to cause the Registration Statement to remain effective until distribution of the Public Securities is complete and will notify the Underwriters immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose when the Company becomes aware of such, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or the Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Preliminary Prospectus, the Registration Statement and the Prospectus untrue or that requires the making of any changes in the Preliminary Prospectus, the Registration Statement and the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification during any such time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6.                              Compensation. Except for (i) repayment of $150,000 non-interest bearing loan made by OIM for the payment of offering expenses and (ii) payments made to OIM as disclosed in the Preliminary Prospectus, the Registration Statement and Prospectus, the Company shall not pay any Initial Stockholder, Officer, Directors or their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, that the Initial Stockholders, Officers and Directors and their affiliates shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

3.7.                              Reports to the Representatives.

3.7.1.                     Periodic Reports, Etc. For a period of five years from the Effective Date, or earlier if the Company terminates its Exchange Act registration in accordance with Section 3.2.3 hereof, the Company will furnish to the Representatives and their counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representatives (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Current Report on Form 8-K and Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) a copy of each registration statement filed by the Company with the Commission under the Securities Act and (v) such additional documents and information with respect to the Company and its subsidiaries as the Representatives may from time to time reasonably request.

3.7.2.                     Secondary Market Trading Survey. Until such time as the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, the Company shall engage Bingham McCutchen LLP, counsel to the Underwriters (“Bingham”) or, with the written consent of the Underwriters, which consent shall not be unreasonably withheld, any other counsel, to deliver and update to the Underwriters on a timely basis, but in any event on the Effective Date and at the beginning of each fiscal quarter, a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (“Secondary Market Trading Survey”).

3.8.                              Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation (exclusive of the fees and expenses of counsel to the Underwriters), printing, filing and mailing (including the payment of postage with respect to such mailing) of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be reasonably required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Firm Units, the shares of Common Stock and the Warrants included in the Firm Units and the Representatives’ Units, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of preparing, printing and mailing the Preliminary Blue Sky Memorandum, and all amendments and supplements thereto, and the Final Blue Sky Memorandum, and the preparation of the Secondary Market Trading Survey (as defined in Section 3.7.2 hereof), and the reasonable fees and disbursements of Bingham related thereto; provided, that the Company shall not be required to reimburse the Underwriters or Bingham for any amounts under this clause (iii) in excess of $40,000 unless Bingham or the Underwriter have advanced any filing fees with respect to the qualification of the Securities under state or foreign securities or Blue Sky laws in which event the limitations on reimbursement under this clause (iii) shall not apply to such filing fees, (iv) filing fees, costs and expenses (excluding fees and disbursements for the Underwriters’ counsel) incurred in registering the Offering with the NASD and the Commission, (v) fees and disbursements of the Transfer Agent, (vi) expenses of the Company’s personnel and representative, but not the Underwriters’ personnel and representative, which are associated with “road show” meetings arranged by the Underwriters and (vii) all other costs and expenses customarily borne by an issuer incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 3.8 other than the costs and expenses of (a) placing “tombstone” advertisements in The Wall Street Journal, The New York Times or any other publication, (b) the preparation, binding and delivery of transaction “bibles” for the Underwriters and Bingham and (c) the purchase and delivery of lucite cubes or similar commemorative items. The Underwriters may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Underwriter and others.

3.9.                              Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Preliminary Prospectus, the Registration Statement and the Prospectus.

3.10.                        Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.11.                        Notice to NASD. In the event any person or entity (but excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the Company in finding or evaluating a Target Business (as defined in Section 6.2 hereof), the Company will provide the following to the NASD and the Underwriters prior to consummation of the Business Combination:  (i) copies of agreements governing said services (with the names of the parties appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification (to the extent available) as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

3.12.                        Stabilization. Neither the Company, nor, to the best of its knowledge, any of its employees, directors or stockholders (without the consent of the Underwriters, which consent shall not be unreasonably withheld) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.13.                        Internal Controls. During the Blue Sky Compliance Period, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.14.                        Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated or is no longer required to file reports under the Exchange Act, the Company shall, subject to the approval of its stockholders, retain Rothstein Kass or other nationally or regionally independent registered public accountants.

3.15.                        Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the gross proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.16.                        NASD. During the period of the distribution of the Public Securities, the Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

3.17.                        Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriters.

3.18.                        Investment Company. The Company shall cause the proceeds of the Offering and the Founder Warrants to be held in the Trust Account to be invested only in (i) any Treasury Bill issued by the United States government, having a maturity of one hundred eighty (180) days or less; or (ii) any open ended investment company registered under the Investment Company Act of 1940, as amended, that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency such as Standard & Poor’s Corporation or Moody’s Investor Services, as set forth in the Trust Agreement and disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.19.                        Colorado Trust Filing. In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the funds held in the Trust Account in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

3.20.                        Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm for a term to be agreed upon by the Company and the Underwriters.

3.21.                        Transfer and Warrant Agent. During the Blue Sky Compliance Period, Company shall retain a transfer and warrant agent acceptable to the Underwriters (“Transfer Agent”) in its reasonable discretion. The Underwriters hereby acknowledge that Continental Stock Transfer & Trust Company is an acceptable Transfer Agent.

4.                                       Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Units and the Option Units, if any, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof, as of the Closing Date and any Option Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions. If any of the conditions provided for in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters may be terminated by notifying the Company of such termination in writing at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

4.1.                              Regulatory Matters.

4.1.1.                     Effectiveness of the Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriters, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Bingham.

4.1.2.                     NASD Clearance. By the Effective Date, the Underwriters shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.                     No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by the Underwriters, pursuant to Section 3.3 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.2.                              Company Counsel Matters.

4.2.1.                     Closing Date Opinion of Counsel. On the Closing Date, the Underwriters shall have received the favorable opinion of Dechert LLP, counsel to the Company, dated as of the Closing Date, addressed to the Underwriters and in the form attached hereto as Exhibit A. On the Option Closing Date, if any, the Underwriters shall receive the favorable bringdown opinion of Dechert LLP, dated as of the Option Closing Date and addressed to the Underwriters.

4.2.2.                     Reliance. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Bingham) of other counsel reasonably acceptable to Bingham, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Bingham if requested.

4.3.                              Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Underwriters and to Bingham from Rothstein Kass dated, respectively, as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be.

4.4.                              Officers’ Certificates.

4.4.1.                     Officer’s Certificate. At each of the Closing Date and Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect (i) that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date or the Option Closing Date, as the case may be, (ii) that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and (iii) that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Underwriters will have received such other and further certificates of officers of the Company as the Underwriters may reasonably request.

4.4.2.                     Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the Bylaws and Amended and Restated Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all written correspondence between the Company or its counsel and the

Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5.                              No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission and (iv) the Preliminary Prospectus, the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Preliminary Prospectus, the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6.                              Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Underwriters executed copies of the Warrant Agreement, the Trust Agreement, the Escrow Agreement, the Transfer Agent Services Agreement, the Insider Letters, the D&O Purchase Agreement and the Founder Warrant Agreement. On the Closing Date, the Company shall have delivered to the Representatives the Representatives’ Purchase Option.

4.7.                              Opinion of Counsel for the Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to Bingham and the Underwriters shall have received from Bingham a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as the Underwriters may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, if any, Bingham shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

4.8.                              Secondary Market Trading Survey. On the Closing Date, the Underwriters shall have received the Secondary Market Trading Survey from Bingham.

5.                                       Indemnification.

5.1.                              Indemnification of Underwriter.

5.1.1.                     General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by the Underwriters that participate in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls an Underwriter (a “controlling person”) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act,

against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriters and the Company or between the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Preliminary Prospectus, the Registration Statement or the Prospectus and any supplements or amendments thereto; (ii) any post effective amendment or amendments or any new registration statement and prospectus in which securities of the Company issued or issuable upon exercise of the Representatives’ Purchase Option are included; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees to promptly notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons or the Underwriters, as the case may be, in connection with the issue and sale of the Securities or in connection with the Preliminary Prospectus, the Registration Statement or the Prospectus and any supplements or amendments thereto.

5.1.2.                     Procedure. If any action is brought against the Underwriters, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, the Underwriters or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriters or Selected Dealer, as the case may be) and payment of actual expenses; provided, that the failure to give such notice shall not relieve the Company from any liability it may have under Sections 5.1.1 or 5.1.2 hereof, except to the extent the Company has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to give such notice shall not, in any event, relieve the Company from any liability that it may have to an indemnified party other than as determined under Sections 5.1.1 or 5.1.2 hereof. The Underwriters, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriters, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to take charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriters, Selected Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriters, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2.                              Indemnification of the Company. The Underwriters agree to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on the Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriters, such Underwriters shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriters by the provisions of Section 5.1.2.

5.3.                              Contribution.

5.3.1.                     Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 5, each director, officer and employee of the Underwriters or the Company, as applicable, and each person, if any, who controls an Underwriters or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2.                     Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

6.                                       Additional Covenants.

6.1.                              Additional Shares or Options. The Company hereby agrees that until the earlier of the consummation of a Business Combination or the distribution of the funds held in the Trust Account referred to in Section 6.7 hereof, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock, which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

6.2.                              Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any operating business in the agriculture industry which the Company seeks to acquire for its initial Business Combination ( “Target Business”) or obtaining the services of any vendor it will use its reasonable best efforts to cause the Target Business or the vendor to execute a waiver letter in the forms attached hereto as Exhibit B and C, respectively. It is understood that the Company may not be able to obtain such a waiver letter in some or all circumstances, and in the event that a vendor or Target Business refuses to enter into such a waiver letter, the Company may engage such vendor or commence due diligence investigations of, or enter into discussions with, such Target Business, provided the Company determines that it would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

6.3.                              Insider Letters and Escrow Agreement. The Company shall not take any action or omit to take any action that would cause a breach of any of the Insider Letters executed by the Company and each Initial Stockholder or director, as the case may be, or the Escrow Agreement executed between each Initial Stockholder and Continental Stock Transfer & Trust Company and will not allow any amendments to, or waivers of any provisions of, such Insider Letters or the Escrow Agreement without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld.

6.4.                              D&O Purchase Agreement. The Company shall not take any action or omit to take any action that would cause a breach of the D&O Purchase Agreement and will not allow any amendments to, or waivers of any provisions of, such D&O Purchase Agreement without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld.

6.5.                              Amended and Restated Certificate of Incorporation and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation or its Bylaws. Prior to the consummation of a Business Combination or until the distribution of the funds held in the Trust Account referred to in Section 6.7 hereof, the Company will not amend its Amended and Restated Certificate of Incorporation without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld.

6.6.                              Blue Sky Requirements. The Company shall provide counsel to the Underwriters with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state in connection with a Business Combination.

6.7.                              Business Combination/Distribution Procedure. The Company agrees that: (i) prior to the consummation of the initial Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) in the event that the Company does not effect a Business Combination within 18 months from the consummation of the Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated and will distribute to all holders of the Common Stock issued as a part of the Units in the Offering (“IPO Shares”) an aggregate sum equal to the Company’s “Liquidation Value.”  The Company’s “Liquidation Value” shall mean the Company’s book value, as determined by the Company and approved by Rothstein Kass. In no event, however, will the Company’s Liquidation Value be less than the amount of funds in the Trust Account (inclusive of any net interest income thereon not released to the Company, including any net interest income earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount (less applicable taxes), the proceeds held in trust from the Offering and the Founder Warrants and the 2% of the gross proceeds held in the Trust Account representing the Deferred Discount). Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the initial Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to the Offering and any IPO Shares acquired in connection with or following the Offering in accordance with the vote of a majority of the Public Stockholders (as defined below). At the time the Company seeks approval of the initial Business Combination, the Company will offer to each holder of IPO Shares other than the Initial Stockholders (the “Public Stockholders”) the right to convert their IPO Shares at a per share conversion price (the “Conversion Price”), calculated as of two business days prior to the consummation of such proposed Business Combination, equal to (A) (x) the amount in the Trust Account (including the portion of the proceeds held in the Trust Account representing the Deferred Discount but excluding any portion of the investment banking fee payable to CRT), inclusive of any net interest income thereon less (y) applicable taxes, divided by (B) the total number of IPO Shares. If a majority of the shares voted by the Public Stockholders are voted to approve the initial Business Combination, and if Public Stockholders with less than 20% in interest of the Company’s IPO Shares vote against such approval of a Business Combination and elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those Public Stockholders who affirmatively requested such conversion and who voted against the Business Combination. Only Public Stockholders shall be entitled to receive distributions from the Trust Account in connection with the approval of an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company. If holders of 20% or more in interest of the IPO Shares vote against approval of any potential Business Combination and elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares.

6.8.                              Rule 419. The Company agrees that it will use its reasonable best efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

6.9.                              Presentation of Potential Target Businesses. The Company shall cause each of its Officers and Directors to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, each such Officer or Director will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire a Target Business, until the earlier of the consummation by the Company of a Business Combination, the distribution of the funds held in the Trust Account or until such time as such Officer or Director ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall be subject to any fiduciary or contractual obligations of such Officer or Director arising from a fiduciary or contractual relationship established prior to the establishment of such Officer’s or Director’s fiduciary relationship with the Company.

6.10.                        Target Net Assets. The Company agrees that the initial Target Business in a Business Combination must have a fair market value equal to at least 80% of the Company’s net assets (i.e., total assets minus total liabilities) at the time of such Business Combination. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business has a fair market value of at least 80% of the Company’s net assets at the time of such Business Combination, or if the Target Business is affiliated with any Initial Stockholder, Officer or Director of the Company, the Company will not consummate such Business Combination unless it first obtains an opinion from an unaffiliated, independent investment banking firm that is a member of the NASD with respect to the satisfaction of such criteria.

6.11.                        Sarbanes Oxley Act of 2002. The Company and any of the Company’s directors or officers, in their capacities as such, shall take all actions necessary to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

7.                                       Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and such representations, warranties and agreements of the Underwriter and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter.

8.                                       Default by an Underwriter.

8.1           Default Not Exceeding 10% of Firm Units or Option Units.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-Allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

                8.2           Default Exceeding 10% of Firm Units or Option Units.  In the event that the default addressed in Section 8.1 above relates to more than 10% of the Firm Units or Option Units, the non-defaulting Underwriters may in their discretion arrange for themselves or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein.  If within one business day after such default relating to more than 10% of the Firm Units or Option Units the non-defaulting Underwriters do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters to purchase said Firm Units or Option Units on such terms.  In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 8, this Agreement will be terminated without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

9.                                       Termination.

9.1.                              Termination. The Underwriters shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt general securities markets in the United States, (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, (iii) if the United States shall have become involved in a new war or an increase in major hostilities, (iv) if a banking moratorium has been declared by a New York State or federal authority, (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, (vii) if any of the Company’s representations, warranties or covenants hereunder are materially breached, (viii) if the Underwriters shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Underwriters’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Securities or (ix) as provided in Section 4 hereof.

9.2.                              Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.8 hereof.

10.                                 Miscellaneous.

10.1.                        Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing.

If to the Representatives:

CIBC World Markets Corp.
[ ]
[ ]
Attn.

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902
Attn: Michiel C. McCarty

Copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Attn: Floyd I. Wittlin, Esq.

If to the Company:

Shermen WSC Acquisition Corp.
c/o The Shermen Group
1251 Avenue of the Americas
Suite 900
New York, NY 10020
Attn: Francis P. Jenkins, Jr.

Copy to:

Dechert LLP
30 Rockefeller Plaza
New York, NY 10112-2200
Attn: Gerald Adler, Esq.

10.2.                        Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3.                        Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4.                        Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5.                        Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6.                        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America located in the City and County of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in this Section 9. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7.                        No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith the Underwriters are acting solely as a principal and not as the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company in connection with the Offering.

10.8.                        Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

10.9.                        Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement.

Very truly yours,

SHERMEN WSC ACQUISITION CORP.

By:
Name:
Title:

Accepted on the date first
above written:

CIBC WORLD MARKETS CORP.

By:
Name:
Title:

CRT CAPITAL GROUP LLC

By:
Name:
Title:

SCHEDULE 2.17.4

All Company directors, officers and beneficial owners of Company stock that have NASD affiliations

[None.]

EXHIBIT A

FORM OF OPINION OF COMPANY COUNSEL

EXHIBIT B

Shermen WSC Acquisition Corp.

1250 Avenue of the Americas

Suite 900

New York, NY 10020

Gentlemen:

Reference is made to the Prospectus of Shermen WSC Acquisition Corp. (the “Company”), dated                          , 2006 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust (the “Trust Account”), initially in the amount of $115,800,000, for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT C

Shermen WSC Acquisition Corp.

1250 Avenue of the Americas

Suite 900

New York, NY 10020

Gentlemen:

Reference is made to the Prospectus of Shermen WSC Acquisition Corp. (the “Company”), dated                      , 2006 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust (the “Trust Account”), initially in the amount of $115,800,000, for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination.

For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor/Lender

Authorized Signature of Vendor/Lender